      EXHIBIT 10.24

Amendment to 1997 Long Term Incentive Plan

Sections 6(f)(iv)(A) and (B) of the IMPATH Inc. 1997 Long Term Incentive Plan are hereby amended to read as follows:

“(A) Except as may be provided by the specific terms of an Award or an amendment of an Award, no Award (other than Released Securities), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Securities, to the Company) and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(B) Except as may be provided by the specific terms of an Award or an amendment of an Award, each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.